UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 25, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01   OTHER EVENTS

In a press release dated October 26, 2007, The Cheesecake Factory Incorporated announced the opening of its 134th Cheesecake Factory restaurant at the Southcenter Mall in Tukwila, Washington, a suburb of Seattle, on October 25, 2007. The opening marks the Company’s 13th new restaurant opened in fiscal 2007. The restaurant contains approximately 10,200 square feet and 285 seats.

The full text of this press release is attached as Exhibit 99.1 to this report and is herein incorporated by reference.

In a press release dated October 26, 2007, The Cheesecake Factory Incorporated announced that its foundation raised $268,000 in net proceeds to benefit City of Hope, an innovative biomedical research, treatment and educational institution dedicated to the prevention and cure of cancer and other life-threatening diseases. The contribution to City of Hope, based in Duarte, California, was raised at The Cheesecake Factory Oscar & Evelyn Overton Charitable Foundation’s 5th Annual Invitational Charity Golf Tournament, which was held at the North Ranch Country Club in Westlake Village, California.

The full text of this press release is attached as Exhibit 99.2 to this report and is herein incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1

Press release dated October 26, 2007 entitled, “The Cheesecake Factory Opens in Tukwila, Washington”

99.2

Press release dated October 26, 2007 entitled, “The Cheesecake Factory Raises $268,000 for City of Hope; The Cheesecake Factory Oscar & Evelyn Overton Charitable Foundation Hosts 5th Annual Invitational Charity Golf Tournament”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2007	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

Description
99.1	Press release dated October 26, 2007 entitled, “The Cheesecake Factory Opens in Tukwila, Washington”

99.2

Press release dated October 26, 2007 entitled, “The Cheesecake Factory Raises $268,000 for City of Hope; The Cheesecake Factory Oscar & Evelyn Overton Charitable Foundation Hosts 5th Annual Invitational Charity Golf Tournament”